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                Description of Officers' Life Insurance Program
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The Company's life insurance program for executive officers is a non-qualified, forfeitable benefit wherein the Registrant purchases life insurance on the participating officer equal to six times his or her annual base salary and assigns the right to designate the beneficiary of the coverage to the officer. The Registrant is the owner of the policies and all the cash surrender value thereon.